Exhibit 4.9

SUPPLEMENTAL INDENTURE NO. 1

SUPPLEMENTAL INDENTURE NO. 1 (this “Supplemental Indenture”), dated as of [•], 2023, by and among Diebold Nixdorf, Incorporated, an Ohio corporation (the “Company”), the Guarantors party hereto (the “Guarantors”), U.S. Bank Trust Company, National Association, a national banking association, as trustee (the “Trustee”), and GLAS Americas LLC, as notes collateral agent (the “Notes Collateral Agent”).

W I T N E S S E T H

WHEREAS, the Company, the Guarantors, the Trustee and the Notes Collateral Agent have heretofore executed and delivered an indenture, dated as of December 29, 2022 (as supplemented and amended by this Supplemental Indenture, the “Indenture”), relating to the issuance of the Company’s 8.50%/12.50% Senior Secured PIK Toggle Notes due 2026;

WHEREAS, pursuant to and on the date of the Indenture, the Company initially issued $333,616,814 aggregate principal amount of its 8.50%/12.50% Senior Secured PIK Toggle Notes due 2026 (the “Initial Notes”);

WHEREAS, Section 2.01 of the Indenture provides that (i) in connection with the Follow-On Registered Exchange, the Company may issue Additional Notes under the Indenture in an amount that may not exceed the Allowed Follow-On Issuance Amount, with the benefit of one or more supplemental indentures, and (ii) such Additional Notes shall rank pari passu with the Initial Notes, may be issued without notice to or consent of the Holders, shall be consolidated with and form a single class with the Initial Notes and shall have the same terms, including as to status, redemption or otherwise (other than the issue date, the issue price and, if applicable, the first Interest Payment Date and the first date from which interest will accrue), as the Initial Notes, provided that if any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes shall be issued as a separate series under the Indenture and will have a separate CUSIP number and ISIN from the Initial Notes;

WHEREAS, the Company desires to (i) consummate the Follow-On Registered Exchange on or about the date hereof and (ii) in connection with such Follow-On Registered Exchange, execute and deliver this Supplemental Indenture and issue an additional $[•] aggregate principal amount of the Company’s 8.50%/12.50% Senior Secured PIK Toggle Notes due 2026 as Additional Notes (the “New Notes” and, together with the Initial Notes, the “Notes”);

WHEREAS, because the Additional Notes will not be fungible with the Initial Notes for U.S. federal income tax purposes, the Additional Notes shall be issued with separate certificate numbers and a separate CUSIP number and ISIN from the Initial Notes;

WHEREAS, the Indenture provides that the Company, the Guarantors, the Trustee and the Notes Collateral Agent may, without the consent of any Holder, (i) pursuant to Section 9.01(a)(9), amend the Indenture to make any change that does not materially adversely affect the legal rights under the Indenture, the Notes, the Note Guarantees, the Collateral Documents or the Intercreditor Agreements of any Holder, (ii) pursuant to Section 9.01(a)(10), amend the Indenture to comply with any requirement of the SEC in connection with any required qualification of the Indenture under the Trust Indenture Act, and (iii) pursuant to Section 9.01(a)(13), make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation, to facilitate the issuance and administration of the Additional Notes (provided, however, that (A) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Notes); and

WHEREAS, all conditions and requirements necessary to the execution and delivery of this Supplemental Indenture have been done and performed, and the execution and delivery hereof has been in all respects authorized.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Amount of New Notes. The aggregate principal amount of New Notes to be authenticated and delivered under this Supplemental Indenture on [•], 2023 is $[•] (comprised of (i) one Attached Note having an initial aggregate principal amount of $[•] and (ii) one or more Global Notes each having no initial aggregate principal amount).

(3) Terms of New Notes. As of the date hereof, the Company will issue, and the Trustee (or an authenticating agent appointed by the Trustee in accordance with Section 2.02 of the Indenture) is authorized to authenticate and deliver, the New Notes, which constitute Additional Notes, under the Indenture, having the same terms, including as to status, redemption or otherwise (other than the issue date) as the Initial Notes. The New Notes shall bear the CUSIP of [•] and ISIN of [•]. The Initial Notes and the New Notes shall be treated as a single class for all purposes under the Indenture.

(4) Amendment of Indenture.

a. Section 11.07(c) of the Indenture shall be amended and restated in its entirety as follows:

“(c) The Company will otherwise comply with the provisions of Trust Indenture Act Section 314(b).

To the extent applicable, the Company will cause Trust Indenture Act Section 313(b), relating to reports, and Trust Indenture Act Section 314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Collateral Documents, to be complied with. Any certificate or opinion required by Trust Indenture Act Section 314(d) may be made by an Officer of, or counsel for, the Company except in cases where Trust Indenture Act Section 314(d) requires that such certificate or opinion be

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made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care. Notwithstanding anything to the contrary in this paragraph, the Company will not be required to comply with all or any portion of Trust Indenture Act Section 314(d) (1) with respect to certain ordinary course of business releases of Collateral as described in this Indenture and the Collateral Documents and (2) if it determines, in good faith based on advice of counsel, that under the terms of Trust Indenture Act Section 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Trust Indenture Act Section 314(d) is inapplicable to one or a series of released Collateral.

To the extent applicable, the Company will furnish to the Trustee, prior to each proposed release of Collateral pursuant to the Collateral Documents:

(1) all documents required by Trust Indenture Act Section 314(d); and

(2) an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by Trust Indenture Act Section 314(d).

The Trustee will determine whether it has received all documentation required by Trust Indenture Act Section 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 11.07(b)(2), will deliver a certificate to the Notes Collateral Agent setting forth such determination.”

b.	The “Form of Face of Note” set forth in Exhibit A to the Indenture shall be amended and restated in its entirety as set forth in Exhibit A hereto.

(5) The cross-reference table included behind the cover of the Indenture is replaced in its entirety with the table set forth in Annex A hereto.

(6) GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE AND THE NEW NOTES WILL BE GOVERNED BY, AND WILL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(7) CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY SUBMITS, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE NEW NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS

3

PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMEMTAL INDENTURE, THE NEW NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(8) Duplicate Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all such executed copies together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmissions shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. All of the provisions contained in the Indenture in respect of the rights, privileges, and immunities of the Trustee, including but not limited to its rights to be compensated, reimbursed and indemnified, shall be applicable to the Trustee in respect of this Supplemental Indenture as fully and with like force and effect as though set forth in full herein. For the avoidance of doubt, the privileges, protections immunities and benefits given to the Trustee, including its right to be indemnified and/or secured (including by way of pre-funding) are extended to, and shall be enforceable by, each agent (including the Agents) appointed to act under the Indenture.

(9) Effect of Headings. The Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

(10) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

(11) Continued Effect. Except as expressly supplemented and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all the terms and conditions of this Supplemental Indenture, with respect to the New Notes, shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

DIEBOLD NIXDORF, INCORPORATED

By:
Name:
Title:

DIEBOLD GLOBAL FINANCE CORPORATION

By:
Name:
Title:

DIEBOLD HOLDING COMPANY, LLC

By:
Name:
Title:

DIEBOLD SST HOLDING COMPANY, LLC

By:
Name:
Title:

GRIFFIN TECHNOLOGY INCORPORATED

By:
Name:
Title:

DIEBOLD SELF-SERVICE SYSTEMS

By:
Name:
Title:

DIEBOLD NIXDORF TECHNOLOGY FINANCE, LLC

By:
Name:
Title:

DIEBOLD NIXDORF CANADA, LIMITED

By:
Name:
Title:

DIEBOLD CANADA HOLDING COMPANY INC.

By:
Name:
Title:

DIEBOLD NIXDORF BV

By:
Name:
Title:

DIEBOLD NIXDORF GLOBAL HOLDING B.V.

By:
Name:
Title:

DIEBOLD NIXDORF B.V.

By:
Name:
Title:

DIEBOLD NIXDORF DUTCH HOLDING B.V.

By:
Name:
Title:

DIEBOLD NIXDORF SOFTWARE PARTNER B.V.

By:
Name:
Title:

DIEBOLD NIXDORF SOFTWARE C.V. By Diebold Nixdorf Software Partner B.V. as General Partner

By:
Name:
Title:

DIEBOLD NIXDORF GLOBAL SOLUTIONS B.V.

By:
Name:
Title:

DIEBOLD NIXDORF S.A.S.

By:
Name:
Title:

DIEBOLD NIXDORF HOLDING GERMANY GMBH

By:
Name:
Title:

WINCOR NIXDORF INTERNATIONAL GMBH

By:
Name:
Title:

DIEBOLD NIXDORF SYSTEMS GMBH

By:
Name:
Title:

DIEBOLD NIXDORF DEUTSCHLAND GMBH

By:
Name:
Title:

DIEBOLD NIXDORF LOGISTICS GMBH

By:
Name:
Title:

DIEBOLD NIXDORF GLOBAL LOGISTICS GMBH

By:
Name:
Title:

WINCOR NIXDORF FACILITY GMBH

By:
Name:
Title:

DIEBOLD NIXDORF REAL ESTATE GMBH & CO. KG By Diebold Nixdorf Security GmbH as General Partner

By:
Name:
Title:

DIEBOLD NIXDORF BUSINESS ADMINISTRATION CENTER GMBH

By:
Name:
Title:

IP MANAGEMENT GMBH

By:
Name:
Title:

DIEBOLD NIXDORF VERMÖGENSVERWALTUNGS GMBH

By:
Name:
Title:

DIEBOLD NIXDORF SECURITY GMBH

By:
Name:
Title:

DIEBOLD NIXDORF OPERATIONS GMBH

By:
Name:
Title:

DIEBOLD NIXDORF FINANCE GERMANY GMBH

By:
Name:
Title:

DIEBOLD NIXDORF S.R.L.

By:
Name:
Title:

Place of Execution

DIEBOLD NIXDORF SP. Z O.O.

By:
Name:
Title:

DIEBOLD NIXDORF BPO SP. Z O.O.

By:
Name:
Title:

DIEBOLD NIXDORF S.L.

By:
Name:
Title:

DIEBOLD NIXDORF AB

By:
Name:
Title:

DIEBOLD NIXDORF (UK) LIMITED

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

GLAS AMERICAS LLC, as Notes Collateral Agent

By:
Name:
Title:

EXHIBIT A

[FORM OF FACE OF NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the ERISA Legend, if applicable, pursuant to the provisions of the Indenture.]

[CUSIP [             ]

ISIN [             ]1]2

[RULE 144A][REGULATION S][IAI][GLOBAL] [ATTACHED] NOTE

8.50%/12.50% Senior Secured PIK Toggle Notes due 2026

No. [RA-__] [RS-__] [RIAI-__] [U-__]	[Up to][3] [$______________]

DIEBOLD NIXDORF, INCORPORATED

promises to pay to [Units Trustee]4[CEDE & CO.]5 [_______________] or registered assigns the principal sum [set forth on the Schedule of Exchanges of Interests and Transfers of Principal in the Global Note attached hereto]6 [set forth on Schedule of Decreases of Principal in the Attached Note attached hereto]7 [of $_______ (_______ Dollars)]8 on October 15, 2026.

Interest Payment Dates: January 15 and July 15

Record Dates: January 1 and July 1

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For Global Notes issued on December 29, 2022:

    Rule 144A Note CUSIP: 253651AF0

    Rule 144A Note ISIN: US253651AF00

    Regulation S Note CUSIP: U25317AC9

    Regulation S Note ISIN: USU25317AC95

    IAI Note CUSIP: 253651AG8

    IAI Note ISIN: US253651AG82

For Global Notes issued on [•], 2023:

CUSIP: [•]

ISIN: [•]

[2]	Include in Global Notes
[3]	Include in Global Notes.
[4]	Include in Attached Notes
[5]	Include in Global Notes
[6]	Include in Global Notes
[7]	Include in Attached Notes
[8]	Include in Definitive Notes

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

DIEBOLD NIXDORF, INCORPORATED

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:

Dated:

ANNEX A

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.11
(a)(2)	7.11
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.11
(b)	7.11
311(a)	7.12
(b)	7.12
312(a)	2.05
(b)	2.05; 13.03
(c)	13.03
313(a)	7.06
(b)(1)	11.07
(b)(2)	7.06; 7.07
(c)	7.06; 13.02
(d)	7.06
314(a)	4.06; 13.02; 13.05
(b)	11.07
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	11.07
(e)	13.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 13.02
(c)	7.01
(d)	7.01
(e)	6.14
316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	1.05; 2.12; 9.04
317(a)(1)	6.08
(a)(2)	6.12
(b)	2.04
318(a)	13.01
(b)	N.A.
(c)	13.01

N.A. means not applicable.

*	This Cross-Reference Table is not part of this Indenture.